UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

TITAN MACHINERY INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	45-0357838
(State or Other Jurisdiction	(I.R.S. Employer
of Incorporation	Identification Number)
or Organization)

644 East Beaton Drive
West Fargo, ND 58078

(Address of Principal Executive Office and Zip Code)

Amended and Restated Titan Machinery Inc. 2005 Equity Incentive Plan

(Full Title of the Plan)

David J. Meyer
Chairman and Chief Executive Officer
Titan Machinery Inc.
644 East Beaton Drive
West Fargo, ND 58078
(701) 356-0130

(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Melodie R. Rose, Esq.

Fredrikson & Byron, P.A.

200 South Sixth Street, Suite 4000

Minneapolis, Minnesota  55402

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller Reporting Company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Awards to Purchase Common Stock under the Amended and Restated 2005 Equity Incentive Plan	Indefinite	$0.00	$0.00	$0.00
Common Stock issuable under the Amended and Restated 2005 Equity Incentive Plan	500,000 shares	$21.68	$10,840,000	$1,242.26
TOTAL:				$1,242.26

(1)

In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein and any additional securities which may become issuable pursuant to anti-dilution provisions of the plan.

(2)

Estimated pursuant to Rule 457(h) solely for the purpose of calculating the registration fee and based upon the average of the high and low prices of the Registrant’s Common Stock on November 10, 2011.

STATEMENT OF INCORPORATION BY REFERENCE

A Registration Statement was filed on February 28, 2008 (Registration No. 333-149426) (the “Prior Registration Statement”), to register under the Securities Act of 1933, among other things, shares of Titan Machinery Inc. common stock (the “Common Stock”), issuable under the Titan Machinery Inc. 2005 Equity Incentive Plan. This Registration Statement has been prepared and filed pursuant to and in accordance with the requirements of General Instruction E to Form S-8 for the purpose of effecting the registration under the Securities Act of 1933 of, among other things, an additional 500,000 shares of Common Stock that are issuable under the Amended and Restated Titan Machinery Inc. 2005 Equity Incentive Plan.  The Prior Registration Statement is incorporated herein by reference, except for Item 8 —  Exhibits.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

	5.1	Opinion of Fredrikson & Byron, P.A.

	23.1	Consent of Eide Bailly LLP.

	23.2	Consent of Fredrikson & Byron, P.A. (included in Exhibit 5.1).

	24	Power of Attorney (included on Signature Page).

SIGNATURES

The Registrant.  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Fargo, State of North Dakota, on November 14, 2011.

TITAN MACHINERY INC.
(the “Registrant”)

By	/s/ David J. Meyer
David J. Meyer, Chairman and Chief Executive Officer

(Power of Attorney)

Each of the undersigned constitutes and appoints David J. Meyer and Mark P. Kalvoda his true and lawful attorney-in-fact and agent, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the Form S-8 Registration Statement of Titan Machinery Inc. relating to the Company’s Amended and Restated 2005 Equity Incentive Plan and any or all amendments or post-effective amendments to the Form S-8 Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates listed below.

Signature	Title	Date

/s/ David J. Meyer	Chairman and Chief Executive	November 14, 2011
David J. Meyer	Officer (principal executive officer)

/s/ Peter J. Christianson	President, Chief Operating Officer and	November 14, 2011
Peter J. Christianson	Director

/s/ Mark P. Kalvoda	Chief Financial Officer (principal financial	November 14, 2011
Mark P. Kalvoda	and accounting officer)

/s/ Gordon Paul Anderson	Director	November 14, 2011
Gordon Paul Anderson

/s/ John S. Bode	Director	November 14, 2011
John S. Bode

/s/ Tony J. Christianson	Director	November 14, 2011
Tony J. Christianson

/s/ James L. Irwin	Director	November 14, 2011
James L. Irwin

/s/ James L. Williams	Director	November 14, 2011
James L. Williams

/s/ Theodore M. Wright	Director	November 14, 2011
Theodore M. Wright

/s/ Stanley K. Dardis	Director	November 14, 2011
Stanley K. Dardis

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

TITAN MACHINERY INC.

Form S-8 Registration Statement

EXHIBIT INDEX

Exhibit
Number	Exhibit Description

5.1	Opinion of Fredrikson & Byron, P.A.
23.1	Consent of Eide Bailly LLP.
23.2	Consent of Fredrikson & Byron, P.A. (included in Exhibit 5.1).
24	Power of Attorney (included on Signature Page).